UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 19, 2010

Date of report (Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 19, 2010, H.B. Fuller Company (the “Company”) entered into a Credit Agreement with JP Morgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent, and various financial institutions (the “Credit Agreement”). The Credit Agreement establishes a $200 million unsecured multi-currency revolving credit facility (the “Credit Facility”) that the Company can draw upon for general corporate purposes. The Credit Agreement includes an accordion feature which allows the Company, at its option, to increase the aggregate amount of the Credit Facility by up to $75 million subject to customary conditions. The Credit Facility replaces the Company’s existing revolving credit facilities and expires on June 19, 2013, at which time the revolving credit loans mature. The Credit Agreement allows the Company to borrow at interest rates that vary based on, at the Company’s option (i) a spread over the greatest of the prime rate, the federal funds effective rate from time to time plus one-half of one percent, and the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over the rate at which Eurocurrency deposits in the London interbank market for specified periods are quoted by Reuters or, in the case of borrowings not denominated in U.S. Dollars, with reference to the British Bankers Association Interest Settlement Rates, adjusted for reserve and other regulatory requirements. The interest rate spread is determined by the Company’s debt rating.

The Credit Facility contains covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of the four most recent consecutive fiscal quarters) of not less than 2.5 to 1.0 and a leverage ratio (defined as the ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0. The Credit Facility also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets.

Amounts due under the Credit Facility may be accelerated upon an Event of Default as defined in the Credit Facility, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. Also, the Company’s press release dated April 19, 2010, is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Contemporaneously with its execution and delivery of the Credit Agreement, the Company entered into an Amendment No. 2, dated as of April 19, 2010 (the “Amendment”), to the Loan Agreement dated as of June 19, 2006, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and various financial institutions (the “Loan Agreement”). The Amendment amends certain definitions, covenants and other provisions of the Loan Agreement to conform them to the terms of the Credit Agreement.

The foregoing description of Amendment No. 2 to the Loan Agreement is not complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)	The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Credit Agreement, dated April 19, 2010, among H.B. Fuller Company and JP Morgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.

10.2	Amendment No. 2 to Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, Citibank, N.A. as Syndication Agent, and ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch as Co-Documentation Agents as amended.

99.1	Press release of H.B. Fuller Company dated April 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. Fuller Company

Date: April 23, 2010	By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated April 19, 2010, among H.B. Fuller Company and JP Morgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent.

10.2	Amendment No. 2 to Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, Citibank, N.A. as Syndication Agent, and ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch as Co-Documentation Agents as amended.

99.1	Press release of H.B. Fuller Company dated April 19, 2010.